EXHIBIT 4.1

Interactive Data
14 West Street
New York, NY  10005

March  8, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

                         Re: Van Kampen Focus Portfolios

                The Dow Strategic 10 Trust, March 1999 Series
                The Dow Strategic 5 Trust, March 1999 Series
                Strategic Picks Opportunity Trust, March 1999 Series
                EAFE Strategic 20 Trust, March 1999 Series
                Euro Strategic 20 Trust, March 1999 Series
                (A Unit Investment Trust) Registered Under the Securities
                  Act of 1933, File No. 333-72087

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                       Very truly yours,

                                                            James Perry
                                                         Vice President